EXHIBIT 99.1

Company Contact:
Jennifer Geraci (Jgeraci@atrixlabs.com)
Investor Relations
ATRIX LABORATORIES, INC.
(970) 482-5868
http://www.atrixlabs.com

ATRIX LABORATORIES REPORTS 2004 THIRD QUARTER
FINANCIAL RESULTS

Highlights:

•	Net Sales and Royalties Increase 87% over 3Q 2003

•	Atrix recorded $0.08 per share for the quarter and $0.10, net of Non-Recurring Expenses

•	Fourth Consecutive Quarter of Profitability

Fort Collins, CO (November 9, 2004) — Atrix Laboratories, Inc. (NASDAQ: ATRX) today announced consolidated financial results for the third quarter and nine months ended September 30, 2004.

Total revenue increased 18% to $16.1 million in the third quarter of 2004 compared to $13.6 million for the third quarter of 2003. The revenue increase was due primarily to $7.8 million in sales and royalty revenue earned from sales of the Eligard® (leuprolide acetate for injectable suspension) prostate cancer products. This represents a 75% increase in Eligard® sales and royalty revenue compared to the third quarter of 2003.

Operating expenses increased to $14.3 million in the third quarter of 2004 compared to $14.0 million for the third quarter of 2003. Included in the operating expenses for the quarter ended September 30, 2004, was $0.5 million of non-recurring legal and financial expense related to the transaction with QLT Inc. Excluding non-recurring expenses related to the transaction with QLT Inc., operating expenses decreased by 1% in the third quarter 2004 compared to the same quarter in the prior year.

Net income applicable to common stock was $1.84 million, or $0.08 income per fully diluted share, for the quarter ended September 30, 2004 compared to a net loss applicable to common stock of $47,000, or $0.00 loss per fully diluted share, for the quarter ended September 30, 2003.

Net of non-recurring expenses related to the QLT transaction, net income applicable to common stock was $2.3 million or $0.10 income per fully diluted share.

“We are pleased to have recorded our fourth consecutive profitable quarter, particularly in light of the expenses associated with the QLT transaction,” said David R. Bethune, chairman and chief executive officer at Atrix. “We are also pleased to have met another major milestone this quarter with our filing for ACZONE™ for the treatment of acne vulgaris with the FDA.”

For the nine months ended September 30, 2004, total revenue increased 42% to $50.2 million compared to total revenue of $35.4 million for the nine months ended September 30, 2003. Net income for the nine months ended September 30, 2004 increased to $5.0 million or $0.22 per share applicable to common stock compared to a net loss for the nine months ended September 30, 2003 of $3.8 million or $0.19 loss per share applicable to common stock. Net of the non-recurring expenses related to the QLT transaction, net income would be $6.9 million or $0.31 income per share fully diluted.

Atrix Laboratories, Inc. is an emerging specialty pharmaceutical company focused on advanced drug delivery. With unique patented sustained release and topical technologies, Atrix is currently developing a diverse portfolio of proprietary products, including oncology and dermatology products. The company also partners with large pharmaceutical and biotechnology companies to apply its proprietary technologies to new chemical entities or to extend the patent life of existing products. Additional information is available on the Atrix Laboratories, Inc. website at http://www.atrixlabs.com.

Atrix management will host a conference call on November 9, 2004 at 11:00 a.m., EST. The conference will be available by telephone at 800-540-0559 with the ID: ATRIX. A replay of the call will be available for one week after the event at 800-283-4605. The conference call will also be simultaneously webcast over the Internet. The link for the webcast can be found at Atrix’s homepage at http://www.atrixlabs.com.

Additional Information

     In connection with QLT’s proposed merger with Atrix Laboratories, Inc., QLT has filed with the SEC a registration statement on Form S-4, containing a joint proxy statement/prospectus and other relevant materials. INVESTORS AND SECURITY HOLDERS OF QLT AND ATRIX ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE TRANSACTION AS WELL AS OTHER RELEVANT MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT QLT, ATRIX AND THE TRANSACTION. The definitive joint proxy statement/prospectus on file with the SEC and any other documents filed by QLT or Atrix with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. The definitive joint proxy statement/prospectus and other relevant materials have been mailed to stockholders of QLT and Atrix in advance of the special meetings to consider the transaction scheduled for November 19, 2004. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by QLT by directing a request to: QLT Inc., Attn: Investor Relations, 887 Great Northern Way, Vancouver, BC, Canada, V5T 4T5. Investors and security holders may obtain free copies of the documents filed with the SEC by Atrix by contacting Atrix Laboratories, Inc., Attn: Investor Relations, 2579 Midpoint Drive, Fort Collins, CO, 80525.

     QLT, Atrix and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of QLT and Atrix in favor of the transaction. Information about the executive officers and directors of QLT and their ownership of QLT common shares is set forth in the proxy statement for QLT’s 2004 Annual Meeting of Shareholders, which was filed with the SEC as Exhibit 99.1 to Form 10-K/A on April 28, 2004. Information about the executive officers and directors of Atrix and their ownership of Atrix common stock is set forth in the proxy statement for Atrix’s 2004 Annual Meeting of Stockholders, which was filed with the SEC on April 5, 2004. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of QLT, Atrix and their respective executive officers and directors in the transaction by reading the definitive joint proxy statement/prospectus regarding the transaction.

Safe Harbor Statement Under The Private Securities Litigation Reform Act of 1995:

Statements made in this press release may contain statements that qualify as “forward-looking statements” under the Private Securities Litigation Reform Act of 1995, including statements about the following topic: the anticipated growth of Eligard®. The company is subject to certain risk factors that may cause actual results to differ materially from anticipated results. Those risks include, but are not limited to the following: risks associated with product demand, pricing, market acceptance of its current and proposed products, risks relating to the proposed merger with QLT, changing economic conditions, risks in product and technology development, the risk that the FDA may not approve the NDAs for Eligard® 45-mg or dapsone (ACZONE™), and competition from other products and treatments. For additional information about risk factors, please see the reports filed by the company with the SEC, including the company’s Annual Report on Form 10-K for the year ended December 31, 2003, and the company’s Quarterly Report on Form 10-Q for the period ended September 30, 2004. All forward-looking statements in this press release are made as of the date hereof, based on information available to the company as of the date hereof, and the company assumes no obligation to update or revise any of its forward-looking statements even if experience or future changes show that the indicated results or events will not be realized.

(Tables follow)

ATRIX LABORATORIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

(Unaudited)

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	Sept. 30,	Sept. 30,	Sept. 30,	Sept. 30,
	2004	2003	2004	2003
REVENUES:
Net sales	$5,090	$2,685	$16,945	$7,488
Net Royalties	4,905	2,657	13,110	5,637
Contract research and development	3,885	5,773	13,684	15,772
Licensing, marketing rights and milestone	2,235	2,524	6,472	6,546

Total revenues	16,115	13,639	50,211	35,443

OPERATING EXPENSES:
Cost of sales	3,436	2,901	13,236	6,191
Research and development	8,376	8,738	24,999	26,707
Administrative and marketing	2,502	2,387	8,284	7,901

Total operating expenses	14,314	14,026	46,519	40,799

INCOME (LOSS) FROM OPERATIONS	1,801	(387)	3,692	(5,356)

OTHER INCOME (EXPENSE):
Equity in loss of joint venture	—	(6)	—	(83)
Investment income, net	702	638	2,008	2,059
Gain on sale of marketable securities, net	167	139	687	567
Gain on exchange rates	—	—	348	—
Other	(3)	(7)	(39)	(23)

Net other income	866	764	3,004	2,520

NET INCOME (LOSS)	2,667	377	6,696	(2,836)

Accretion of dividends and beneficial conversion feature charge on preferred stock	(727)	(424)	(1,459)	(918)
Allocation of undistributed earnings to participating preferred stock	(105)	—	(259)	—

NET INCOME (LOSS) APPLICABLE TO COMMON STOCK	$1,835	$(47)	$4,978	$(3,754)

Net income (loss) applicable to common stock per common share:
Basic	$0.09	$0.00	$0.24	$(0.19)
Diluted	$0.08	$0.00	$0.22	$(0.19)
Weighted average common shares outstanding:
Basic	21,270,487	20,257,238	21,008,992	19,925,896
Diluted	22,602,624	20,257,238	22,303,240	19,925,896

ATRIX LABORATORIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(IN THOUSANDS)

(Unaudited)

	Sept. 30,	Dec. 31,
	2004	2003
ASSETS
Current Assets:
Cash and Cash Equivalents	$30,187	$19,074
Marketable Securities available-for-sale, at fair value	80,124	80,688
Accounts Receivable, net of allowance for doubtful accounts of $31 and $1,109	10,857	10,235
Interest Receivable	904	834
Inventories, net	14,673	11,516
Prepaid Expenses and Deposits	2,182	2,488

Total Current Assets	138,927	124,835

Property, Plant & Equipment, net	22,315	21,855

Other Assets:
Goodwill	379	379
Intangible & Other Assets, net	3,282	2,789

Other Assets	3,661	3,168

Total Assets	$164,903	$149,858

LIABILITIES & SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable—Trade	$3,790	$2,488
Accrued Expenses and Other	1,689	1,644
Deferred Revenue	8,500	9,923

Total Current Liabilities	13,979	14,055

Deferred Revenue and Other	32,046	32,415

Commitments and Contingencies

Shareholders’ Equity:
Series A Convertible Preferred Stock, $0.001 par value, 20,000 shares authorized; 15,824 and 14,770 shares issued and outstanding. Liquidation preference $15,958 and $15,240	—	—
Preferred Stock, $0.001 par value; 5,000,000 shares authorized Series A preferred stock, $0.001 par value, 200,000 shares authorized, none issued or outstanding	—	—
Common Stock, $0.001 par value; 45,000,000 shares authorized; 21,345,009 and 21,567,801 shares issued; 21,345,009 and 20,701,001 shares outstanding	21	22
Additional Paid-In Capital	271,807	270,157
Treasury Stock, 0 and 866,800 shares, at cost	—	(13,616)
Accumulated Other Comprehensive (Loss)/ Income	(509)	1,035
Accumulated Deficit	(152,441)	(154,210)

Total Shareholders’ Equity	118,878	103,388

Total Liabilities & Shareholders’ Equity	$164,903	$149,858

     The following is a reconciliation of earnings as reported under generally accepted accounting principles to pro forma earnings net of non-recurring expenses related to the QLT transaction as reported in the press release dated November 9, 2004 (in millions, except share and per share amounts):

	Three Months Ended	Nine Months Ended
	September 30, 2004	September 30, 2004

Net income applicable to common stock as reported	$1.8	$5.0
Expenses related to QLT transaction	0.5	1.9

Pro forma net income applicable to common stock	$2.3	$6.9

Per Weighted Average Diluted Share

Net income applicable to common stock as reported	$0.08	$0.22
Expenses related to QLT transaction	0.02	0.09

Pro forma net income applicable to common stock	0.10	0.31

Diluted Shares Outstanding	22,602,624	22,303,240